                                                                    Exhibit 11.2


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                                             Nine months ended
                                                                               September 30,
                                                                        ----------------------------
                                                                           1996              1995
                                                                        ---------          ---------
Primary
 Average shares outstanding                                               2,323,120       2,321,903
 Dilutive stock options based on treasury stock
  method using average market price                                          28,794           6,612
                                                                         ----------      ----------
                                                                         $9,351,914      2,328,515
                                                                         ==========      ==========

 Net income                                                              $9,703,264      $9,064,021
                                                                         ==========      ==========
 Per common share:
  Net income per common share                                            $     4.13      $     3.89
                                                                         ==========      ==========

Fully Diluted
 Average shares outstanding                                               2,323,120       2,321,903
 Dilutive stock options based on treasury stock method
  using greater of period-end or average market price                        30,625           8,905
                                                                         ----------      ----------
                                                                          2,353,745       2,330,808
                                                                         ==========      ==========

 Net income                                                              $9,703,264      $9,064,021
                                                                         ==========      ==========
 Per common share:
  Net income per common share                                            $     4.13      $     3.89
                                                                         ==========      ==========
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